Exhibit 10.5

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF

PAYPROTEC OREGON, LLC AN OREGON LIMITED LIABILITY COMPANY,

DOING BUSINESS AS “SECURUS PAYMENTS”

This Second Amended and Restated Operating Agreement (this “Agreement”) is effective as of June 30, 2014, by and among managers Mychol Robirds, Steven Lemma, T.A. Kip Hyde, and Robert Winspear, and its sole Member Excel Corporation (“Member”), and Payprotec Oregon, LLC, an Oregon limited liability company (collectively, the “Parties”).

ARTICLE 1
DEFINITIONS

1.1           Generally. The capitalized terms used in this Agreement shall have the meanings specified in the attached Exhibit 1 unless expressly provided otherwise in this Agreement.

1.2           Previous Operating Agreement(s). To the extent that the Company has previously adopted an Operating Agreement or LLC Agreement for the governance of the Company, this Agreement hereby amends and restates any and all prior agreements in their entirety as is set forth herein. Henceforth, this document shall serve as the only Operating Agreement of the Company unless and until it is otherwise amended or restated as otherwise provided herein.

ARTICLE 2
ORGANIZATION OF COMPANY

2.1           Organization. By executing and filing the Articles, the organizer has created the Company pursuant to the Act. The Member hereby amends and provide for the management of the affairs of the Company.

2.2           Nature of Business. The business purpose(s) of the Company is to engage in any lawful business permitted by the Act or the laws of any jurisdiction in which the Company may do business.

2.3            No Partnership Intended for Nontax Purposes. The Member has formed the Company under the Act, and do not intend to form a partnership under either the Oregon Uniform Partnership Act or the Oregon Uniform Limited Partnership Act, or a corporation under the Oregon Business Corporation Act. To the extent that Member, by word or action, represents to another person that any other Manager is a partner or that the Company is a partnership, the Member who made the wrongful representation shall be liable to any other Member or Manager who incurs personal liability by reason of the wrongful representation.

2.4           Rights of Creditors and Third Parties. This Agreement is entered into by the Managers and the Member for the exclusive benefit of the Company, the Member, and its successors and assigns. This Agreement is not intended for the benefit of any creditor of the Company or any other Person. Except to the extent provided by applicable statute, or contract, no such creditor or third party shall have any rights under this Agreement or any agreement between the Company and any Member.

2.5           Title to Property. All Company Property shall be owned by the Company as an entity. No Member shall have any ownership interest in the Property in the Member's individual name, and the Member's interest in the Company shall be personal property for all purposes.

2.6           Payments of Individual Obligations. The Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for or in payment of any individual obligation of any Member unless otherwise provided for in this Agreement.

ARTICLE 3
MEMBER

3.1           Authority to Act. No Manager shall have the power or authority to bind the Company unless authorized by the Member to act as an agent of the Company in accordance with this Agreement.

3.2           Limitation of Liability. The Member's liability shall be limited as set forth in this Agreement, the Act and other applicable law. Except as otherwise provided by law, Member will not be personally liable, merely as a Member, for any debts or losses of the Company beyond the Member's respective Contributions and any obligation of the Member under Section 6.1 to make Contributions.

3.3           Indemnification. The Company shall indemnify the Member for all costs, losses, liabilities, and damages paid or accrued by the Member, and advance expenses to be incurred by the Member in connection with the business of the Company to the fullest extent allowed by the laws of Oregon; except that this provision shall not eliminate or limit a Member's liability for:

(a)           Any breach of a Member’s duty of loyalty to the Company or the Member as described in this Agreement;

(b)           Acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

(c)           Any unlawful distribution under the Act; or benefit.

(d)          Any transaction from which the Member derives an improper personal

3.4           Actions of the Member.

(a)           Meetings of Member. A meeting by the Member and Managers, for any purpose or purposes, unless otherwise prescribed by the Act, may be called by the Manager or by a Member or Member holding an aggregate Voting Percentage of at least 100%. Notwithstanding any other provision of this Agreement, if all of the Managers and the Member shall hold a meeting at any time and place, such meeting shall be valid without call or notice, and any lawful action taken at such meeting shall be the action of the Member. Advanced notice of any meetings must be given to all Member and Managers.

(b)           Quorum. Member, represented in person or by proxy, with aggregate Voting Percentages of 100% shall constitute a quorum at any meeting of the Member.

(c)           Manner of Acting. If a quorum is present, the Member shall act, unless the vote of a different proportion or number is otherwise required by the Act, the Articles, or this Agreement and the Exhibits attached hereto. Unless otherwise provided in this Agreement or required under applicable law, Member who have an interest in the outcome of any particular matter upon which the Member votes may vote upon any such matter and their Capital Interest, Voting Percentage, or vote, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Member.

(d)           Proxies. A Member may be represented at a meeting of the Member in person or by written proxy.

(e)            Action Without Meeting. Any action required or permitted to be taken by the Member at a meeting may be taken without a meeting if a consent in writing, describing the action taken, is signed by the requisite voting percentage of the Member for such action to be taken as set forth above and is included in the minutes or filed with the Company's records of meetings. Written notice of any action by Member proposed to be taken under this section shall be given to all Member prior to the proposed effective date of such action, but failure to give notice shall not affect the validity of the action. Actions taken under this section shall be effective when the necessary Member have signed the consent, unless the consent specifies a different effective date.

(f)            Meetings by Telephone. Meetings of the Member or Managers may be held by telephone conference or by any other means of communication by which all participants can hear each other simultaneously during the meeting, and such participation shall constitute presence in person at the meeting.

3.6     Books, Records, Reports and Information. Each Member shall have the right to receive the reports and information required to be provided by this Agreement. Upon reasonable request, each Member and the Member's agent and attorney shall have the right, during ordinary business hours, to inspect and copy, at the requesting Member's expense, the books and records that the Manager are required by the Act and this Agreement to keep.

ARTICLE 4
MANAGER

4.1      Generally. The business of the Company shall be conducted by the Member.  The Member shall select a Manager or a team of Managers who shall execute the decisions of the Member. Each Manager shall continue to serve until he sooner resigns, dies or becomes incapacitated to the extent that he is unable to fulfill the duties of Manager or is voted out by Member holding fifty one per cent (51%) of the Voting Percentage (hereinafter, a “Supermajority”). The names of the current Managers of the Company are Mychol Robirds, Steven Lemma, T.A. “Kip” Hyde Jr., and Robert Winspear who shall exercise their function as Managers unanimously, if at all. The Manager(s) will have all the rights and powers which may be possessed by a Manager in a limited liability company with Manager pursuant to the Act and such rights and powers as are otherwise conferred by law or are necessary, advisable, or convenient to the discharge of the Manager's duties under this Agreement and to the management of the business and affairs of the Company. Without limiting the generality of the foregoing, the Managers will have the following rights and powers (which the Managers may exercise at the cost, expense, and risk of the Company):

(a)      To expend the funds of the Company in furtherance of the Company's business.

(b)      To perform all acts necessary to manage and operate the Company's business and properties, including engaging such persons as the Manager(s) will deem advisable for such purposes.

(c)      To effectuate this Operating Agreement and the decisions of the Member.

(d)      Establish such charges for services and products of the Company as may be necessary to provide adequate income for the efficient operation of the Company.

(e)      Keep the Member advised in all matters pertaining to the operation of the Company, services rendered, operating income and expense, financial position, and to this end, shall prepare and submit a report to the Member at each regular meeting and at other times as may be directed by the Member.

(f)       To delegate any portion or all of its powers, rights, and obligations as Manager(s) under this Agreement to one or more third persons on terms and conditions acceptable to the Manager(s) or to the Member. Under no circumstances will Manager's liabilities be greater than that set forth in Section 4.8 below regardless of the extent to which Manager delegates its powers, rights, and responsibilities. The Company, shall defend, indemnify and hold its agents harmless to the maximum extent permitted by this Operating Agreement and by law.

4.2      Duties of the Manager. The Manager(s) will manage and control the Company's daily business and affairs in a commercially reasonable manner and will use commercially reasonable efforts to carry out the business of the Company. The Manager(s) will devote such time to the business and affairs of the Company as is reasonable, necessary, or appropriate, with Lemma and Robirds continuing to spend all of their daily business efforts on behalf of the Company and not any other Company, unless otherwise agreed to in writing by a Supermajority of the Member. Whenever reasonably requested by any Member for a proper purpose, the Manager(s) will render a full and complete accounting of all dealings and transactions relating to the business of the Company. The Manager(s) will have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Manager's immediate possession or control, and the Manager(s) will not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Company. In addition to the other duties and obligations the Manager(s) may have, the Manager(s) shall be responsible for the following:

(a)       The Manager(s) shall cause the Company to conduct its business and operations separate and apart from that of the Manager(s) or any Affiliate of the Manager(s), or the Member, including, without limitation:

(1)     Segregating Company Property and not allowing Company Property to be commingled with the funds or other assets of, held by, or registered in the name of, the Manager(s) or any Affiliates of the Manager(s);

(2)     Maintaining books and financial records of the Company, and observing all Company procedures and formalities, including, without limitation, maintaining minutes of Company meetings and acting on behalf of the Company only pursuant to due authorization of the Member;

(3)     Causing the Company to pay its liabilities from Company Property; and

(4)     Causing the Company to conduct its dealings with third parties in its own name and as a separate and independent entity.

(b)       The Manager(s) shall take all actions which may be necessary or appropriate for:

(1)     The continuation of the Company's valid existence as a limited liability company under the laws of Oregon and authority to carryon its business as a limited liability company in each other jurisdiction in which the authority is necessary to protect the limited liability of the Member or to enable the Company to conduct the business in which it is engaged; and

(2)     The accomplishment of the Company's purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations.

(c)       The Manager(s) shall be under a fiduciary duty to perform the duties of the Manager(s) in good faith, in a manner the Manager(s) reasonably believe(s) to be in the best interests of the Company and the Member, and with the care an ordinarily prudent person in a like position would use under similar circumstances. In discharging these duties, the Manager(s) shall be fully protected in relying in good faith upon the records required to be maintained under this Agreement arid upon the information, opinions, reports or statements by any Member, or agent, or by any other person, as to matters the Manager(s) reasonably believe are within the other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits and losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

4.3      Limitations on Authority of the Manager. Without first obtaining the unanimous consent and approval of the Member holding at least a Supermajority of the Voting Percentage, the Manager(s) will not have the authority to do any of the following:

(a)        Enter into any sale or other disposition of the Company assets other than in the ordinary course of the Company’s business.

(b)       Borrow money or otherwise incur indebtedness in the name of or on behalf of the Company if such borrowing or indebtedness either is not in the ordinary course of the Company's business or is in excess of $10,000.00 in a single transaction or a series of related transactions, nor to borrow or raise moneys on behalf of the Company in the Company's name or in the name of the Manager(s) for the benefit of the Company, draw, make, accept, endorse, execute or issue promissory notes, drafts, checks, or other negotiable or nonnegotiable instruments and evidences of indebtedness, to secure the payment thereof by mortgage, security agreement, pledge, or conveyance or assignment in trust of the whole or any part of the assets of the Company, including contract rights.

(c)        To execute, deliver or perform on behalf of and in the name of the Company any and all agreements or documents binding the Company in any manner including but not limited to any lease, deed, easement, bill of sale, mortgage, trust deed, security agreement, contract of sale, or other document conveying, leasing, or granting a security interest in the interest of the Company in any of its assets, or any part thereof, whether held in the Company's name, the name of the Manager, or otherwise. The signature or signatures of all Member will be required to undertake the foregoing actions or to

(i)	Dissolve the Company;
(ii)	Merge the Company with another entity, or
(iii)	Sell all or substantially all of the assets of the Company.

4.4      Qualifications. A Manager(s) need not be a resident of, or organized or formed in, Oregon. A Manager(s) need not be a Member.

4.5      Resignation. A Manager(s) may resign at any time by giving written notice to the Member. The resignation of a Manager(s) shall take effect upon the Member' receipt of notice thereof or at any later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of a Manager's resignation shall not be necessary to make it effective. The resignation of a Manager(s) who is/are also a Member(s) shall not affect the Manager's rights as a Member and shall not constitute a withdrawal as a Member.

4.6      Removal. Member holding at least a Supermajority of the Voting Percentage may (without a meeting of the Member) remove and replace the Managing Member(s) with or without cause upon written notice to the Managing Member(s). The removal of a Manager(s) who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

4.7      Vacancies. Any vacancy occurring for any reason may be filled by the Member. A Manager elected to fill a vacancy shall be elected to serve until the Manager's successor shall be elected and shall qualify or until the Manager's earlier death, resignation or removal.

4.8      Management Liability and Indemnification. A Manager(s) is/are not personally liable for any debt, obligation or liability of the Company merely by reason of being a Manager(s). Any Person who performs the duties of a Manager(s) in accordance with this Agreement and the Act (to the extent it is consistent with this Agreement) shall not have any liability to the Company, the Member, or any third party by reason of being or having been the Manager(s). The Company shall indemnify a Manager(s) and hold such Manager(s) harmless to the maximum extent permitted under the Act. However, this provision shall not eliminate or limit any Manager’s liability or provide indemnification for:

(a)       Any breach of the duty of loyalty to the Company or the Member as described in this Agreement;

(b)       Acts or omissions not in good faith, that involve intentional misconduct, that are gross negligence or a knowing violation of law;

(c)       Any unlawful distribution under the Act; or

(d)       Any transaction from which the Manager(s) derive(s) an Improper personal benefit.

4.9      Right to Rely on Manager.

(a)      Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by a Manager(s) as to:

(1)       The identity of the Manager(s) or any Member;

(2)       The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a Manager(s) or which are in any other manner germane to the affairs of the Company;

(3)       The Persons who are authorized to execute and deliver any instrument or document of the Company; or

(4)       Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.

(b)      Subject to the Member consent requirements as set forth in this Agreement, the signature of a Manager(s) shall be necessary and sufficient to convey title to any Company Property or to execute any promissory notes, trust deeds, mortgages, or other similar instruments, and all of the Member agree that a copy of all or a portion of this Agreement may be shown to the appropriate parties in order to confirm the same. The signature of a Manager(s) shall be sufficient to execute any "statement of company” or other documents necessary to effectuate this provision of this Agreement. All of the Member appoint the Manager(s) as their attorney-in-fact for the execution of the documents described in this Section 4.9.

ARTICLES 5
CONFLICTS OF INTEREST

5.1      Duty of Loyalty. The Member and Manager(s) shall be entitled to enter into transactions that may be competitive with, and pursue business opportunities that may be beneficial to, the Company only after prior full written disclosure to Company and Company consent. The Member and the Manager(s) shall account to the Company and hold, as trustee for it, any property, profit, or benefit derived by the Member or Manager(s), without the consent of the Member, from the formation, conduct and winding up of the Company business or from a use or appropriation by the Member or Manager(s) of Company Property.

5.2      Other Self Interest. The Member or Manager does not violate a duty or obligation to the Company merely because the conduct furthers the interest of the Member or Manager. A Member or Manager may lend money to and transact other business with the Company. The rights and obligations of a Member or Manager, who lends money to or transacts business with the Company are the same as those of a person who is not a Member or Manager. No transaction with the Company shall be voidable solely because a Member or Manager has a direct or indirect interest in the transaction if the transaction is approved or ratified as provided for in this Agreement or as required by law.

5.3      Confidential Information. The Member and Manager recognize and acknowledge that they will have access to, be provided with and, in some cases, will prepare and create Confidential Information. A Member or Manager shall not, either while a Member or Managers, as applicable, or subsequent to Cessation, use or disclose any Confidential Information, either personally or for the use of others, other than in connection with activities undertaken on behalf of the Company. Nor shall a Member or Manager disclose any Confidential Information to any Person who is not a Member or Manager, not employed by the Company or not authorized by the Company to receive Confidential Information, without the prior written consent of the Company. Each Member and Manager shall use reasonable and prudent care to safeguard and protect and prevent the unauthorized use and disclosure of Confidential Information. The obligations contained in this Section 5.3 shall survive for as long as the Company in its sole judgment considers subject information to be Confidential Information.

ARTICLE 6
CAPITAL CONTRIBUTIONS

6.1      Initial Contributions. Each Member shall contribute the consideration described for that Member in the attached Exhibit A. No interest shall accrue on any Contribution and no Member shall have the right to withdraw or be repaid any Contribution except as provided in this Agreement. The Member's contributions shall be due upon demand by the Company. If the contribution is not made by a Member that Member's voting privileges shall be suspended until the contribution is provided.

6.2      Loans. Any Member may, with the approval of a Majority of the Member, lend or advance money to the Company. Any money loaned, advanced, or contributed to the Company above a Member's initial Contribution described on the attached Exhibit A shall be treated as a loan from such Member to the Company in accordance with this Section 6.1. The amount of any loan to or advance on behalf of the Company shall not be treated as a Contribution to the capital of the Company but shall be a debt due from the Company to the Member. The amount of any loan to or advance on behalf of the Company by a Member shall be repayable out of the Company's Property and shall bear interest at the rate of 12 percent per annum, calculated on a 365-day basis. No Member shall be obligated to make any loan or advance to the Company.

6.3      Maintenance of Capital Accounts. An individual Capital Account shall be maintained with respect to each Membership Interest. Each Capital Account shall be (i) credited with all Contributions made on account of the Membership Interest and the Membership Interest's distributive share of all profits (including any income exempt from federal income tax), and any items in the nature of income or gain which are specially allocated as provided to; and (ii) charged with the amount of all distributions made on account of the Membership Interest and the Membership Interest's distributive share of losses, and any items in the nature of expenses or losses which are specially allocated. Capital Accounts shall be maintained in accordance with federal income tax accounting principles as set forth in Treas. Reg. Section 1.704-1(b)(2)(iv) or any successor provision.

ARTICLE 7
ALLOCATIONS OF PROFITS AND LOSSES

7.1      Profits. Profits for any Fiscal Year shall be allocated between the Member in proportion to their respective Allocation Percentages.

7.2      Losses. Losses for any Fiscal Year shall be allocated between the Member in proportion to their respective Allocation Percentages. The Losses so allocated shall not exceed the maximum amount of Losses that can be so allocated without causing any Adjusted Deficit at the end of any Fiscal Year. If some Member would have Adjusted Deficits as a consequence of an allocation of Losses pursuant to this section, the limitation set forth in this section shall be applied on a Membership Interest by Membership Interest basis so as to allocate the maximum permissible Losses to each Membership Interest under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

7.3      Allocations for Tax Purposes. Notwithstanding the foregoing, the Manager, in consultation with the Company's tax advisors, may allocate items of income, gain, loss, deduction and credit for tax purposes and/or modify the allocations of this Article VII. as the Manager determines necessary or advisable to conform with the provisions of the Code, the Treasury Regulations, or administrative pronouncement thereunder (the "Tax Law"). Where not contrary to the Tax Law, the Manager shall thereafter make offsetting special allocations of items of Company income, gain, loss, deduction and credit as the Manager determines so that, after the offsetting special allocations are made, the Capital Accounts of the Member are, to the extent possible, equal to the Capital Accounts each would have if the allocations and/or modifications made to conform with the Tax Law had not been made.

7.4      Special Allocations. The following special allocations shall be made in the following order:

(a)        Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article VIT., if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the Person's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2G)(2) of the Regulations. This Section 7.4(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)       Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of Article VII., if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Person who has a share of the Member Nonrecourse Debt Minimum Gain attributable to the Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the Person's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to the Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2G)(2) of the Regulations. This Section 7.4(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c)       Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations, or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1 (b)(2)(ii)(d)(5) or Section 1.704-1 (b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to each Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 7.4(c) shall be made only if and to the extent that the Member would have an Adjusted Deficit after all other allocations provided for in this Section 7.4(c) have been tentatively made as if this Section 7.4(c) were not in the Agreement.

(d)       Gross Income Allocation. If any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of

(1)    the amount the Member is obligated to restore pursuant to any provision of the Agreement, and

(2)    the amount the Member is deemed to be obligated to restore pursuant to the next to the last sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Member shall be specially allocated items of Company income and gain in the amount of the excess as quickly as possible, provided that an allocation pursuant to this Section 7.4(d) shall be made only if and to the extent that the Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 7.4(d) have been made as if Section 7.4(c) of this Exhibit and this Section 7.4(d) were not in the Agreement.

(e)        Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member in proportion to their Allocation Percentages.

(f)        Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which the Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g)       Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1 (b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of the Member's interest in the Company, the amount of the adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis) and the gain or loss shall be specially allocated to the Member in accordance with their interests in the Company if Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom the distribution was made if Regulations Section 1.704-1 (b)(2)(iv)(m)(4) applies.

(h)       Allocations Relating to Taxable Issuance of Company Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an interest by the Company to a Member (the "Issuance Items") shall be allocated among the Member so that, to the extent possible, the net amount of the Issuance Items, together with all other allocations under the Agreement to each Member, shall be equal to the net amount that would have been allocated to each Member if the Issuance Items had not been realized.

7.5      Curative Allocations. The allocations set forth herein (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Member that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 7. Therefore, notwithstanding any other provision of this Article VII. (other than the Regulatory Allocations), the Manager shall make the offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after the offsetting allocations are made, each Member's Capital Account is, to the extent possible, equal to the Capital Account the Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated as set forth herein. In exercising discretion under this Section 7, the Manager shall take into account future Regulatory Allocations _under Sections 7.4 (a) and (b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 7.4 (e) and Section (1).

7.6      Other Allocation Rules.

(a)        For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Code Section 706 and the Regulations thereunder.

(b)        In making any allocation among the Member of income or gain from the sale or other disposition of Company Property, the ordinary income portion, if any, of the income and gain resulting from the recapture of cost recovery or other deductions shall be allocated among those Member who were previously allocated (or whose predecessors-in-interest were previously allocated) the cost recovery deductions or other deductions resulting in the recapture items, in proportion to the amount of the cost recovery deductions or other deductions previously allocated to them.

(c)        All allocations to the Member shall, except as otherwise provided, be divided among them in proportion to their Allocation Percentages.

(d)        The Member are aware of the income tax consequences of the allocations made by this Article VII. and hereby agree to be bound by the provisions of this Article VII. in reporting their shares of Company income and loss for income tax purposes.

(e)        Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.7S2-3(a)(3), the Member' interests in Company Profits are based on Allocation Percentages.

(f)        To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Manager shall endeavor to treat distributions of Net Cash From Operations or Net Cash From Sales or Refinancings as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that the distributions would cause or increase an Adjusted Deficit for any Member.

7.7      Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Member so as to take account of any variation between the adjusted basis of the Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.27(a) of attached Exhibit 1).

If the Gross Asset Value of any Company asset is adjusted pursuant to Section 1.27(b) of attached Exhibit 1, subsequent allocations of income, gain, loss, and deduction with respect to the asset shall take account of any variation between the adjusted basis of the asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

Any elections or other decisions relating to the allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of the Agreement. Allocations pursuant to this Section 7.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of the Agreement.

ARTICLE 8
DISTRIBUTIONS

8.1      Generally. Except as otherwise provided in the Act, the Articles and this Agreement, no Member shall have the right or power to demand or receive a distribution in a form other than cash, and no Member may be required or compelled to accept a distribution of any asset in kind, to the extent that the interest distributed would exceed the Member's pro rata share of operating or liquidating distributions. Notwithstanding anything contained in this Agreement or the Articles to the contrary, no distribution shall be made in violation of ORS 63.229. If any wrongful distribution is made, the provisions of ORS 63.235 shall determine each Person's liability and the remedy, if any.

8.2      Net Cash From Operations. Except as otherwise provided in this Agreement, the Net Cash From Operations, if any, shall be distributed as follows:

(a)   First, to the payment and discharge of any loans and obligations of the Company;

(b)   Second, to the Member in proportion to their respective Allocation Percentages.

8.3      Minimum Distributions for Taxes. Within 90 days after the end of each Fiscal Year, unless prohibited by applicable law, the Company shall make a distribution in an amount equal to at least (a) the Company's net taxable income during the Fiscal Year multiplied by (b) the lesser of (i) 45 percent, or (ii) the sum of the maximum federal and state individual income tax rates of any Member in effect for the Fiscal Year (taking into account the deductibility of state taxes for federal income tax purposes), less (c) the amount of any distributions made by the Company during the Fiscal Year (other than distributions made during the Fiscal Year that were required to be made under the provisions of this Section with respect to a prior Fiscal Year). For purposes of this Section 8.3, the Company's net taxable income shall be the net excess of items of recognized income and gain over the items of recognized loss and deduction reported on the Company's federal income tax return for the Fiscal Year with respect to which the distribution is being made.

8.4      Liquidating Distributions. If the Company is dissolved and the business and affairs are wound up, distributions shall be made pursuant to Section 13.3.

8.5      Amounts Withheld. All amounts withheld, pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Member, shall be treated as amounts distributed to the Member pursuant to this Article 8 for all purposes under this Agreement. The Manager is authorized to withhold from distributions, and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law, and shall allocate any amounts to the Member.

ARTICLE 9
ADDITIONAL MEMBER

9.1      Admission. One or more Persons may be added as Additional Member upon terms and conditions approved by the Member, and upon vote taken pursuant to Section 3.4(c), above. Notwithstanding the foregoing, a Person will not become an Additional Member unless and until the Person:

(a)        Becomes a party to this Agreement as a Member by signing an Admission Agreement;

(b)        Executes the documents and instruments as the Manager may reasonably request and as may be necessary or appropriate to confirm the Person as a Member of the Company and the Person's agreement to be bound by the terms and conditions of this Agreement;

(c)        Provides the Company with evidence satisfactory to counsel for the Company that the Person has made each of the representations and undertaken each of the warranties contained in the Additional Member's Admission Agreement; and

(d)       If the Person is not an individual of legal majority, the Person provides the Company with evidence satisfactory to counsel for the Company of the authority of the Person to become a Member and to be bound by the terms and conditions of this Agreement.

9.2     Accounting. No Additional Member shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Manager may at the time an Additional Member is admitted, close the Company books (as though the Company's Fiscal Year had ended) or make pro rata allocations of loss, income and expense deductions to an Additional Member for that portion of the Company's Fiscal Year in which the Member was admitted in accordance with the provisions of Code Section 706( d) and the regulations promulgated thereunder.

ARTICLE 10
TRANSFERS OF INTERESTS

10.1    Restriction on Transfers. Except as otherwise permitted by this Agreement, no Member or Transferee shall Transfer all or any portion of the Person's interests in the Company. If any Member or Transferee pledges or otherwise encumbers any of the Person's interests in the Company as security for the payment of a debt, any pledge or hypothecation shall constitute a Transfer unless such pledge or encumbrance is made as follows:

(a)        pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Article 10 and

(b)       upon the consent of the Member.

A Transfer of an ownership interest in a Member or Transferee that is an Entity shall not constitute a Transfer of the Entity's interests in the Company. Any purported transfer of all or any part of a Member's Interest that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever.

10.2    Permitted Transfers. Subject to the conditions and restrictions set forth in Sections 10.5 and 10.6 of this Agreement, and upon obtaining the consent of the Member, a Member or Transferee may at any time Transfer all or any portion of the Person's interests in the Company to

(a)       any other Member;

(b)       any Affiliate of the transferor; or

(c)        a Person making a bona fide written offer to purchase such Member's interest in the Company, subject to the requirements set forth in Section 10.3.

10.3    Right of First Refusal. Except as provided in Section 10.2(a) and10.2(b), and in addition to the other limitations and restrictions set forth in this Article 10, no Member or Transferee shall Transfer all or any portion of the Person's interest in the Company (the "Offered Interest") unless the Person (the "Seller") first offers to sell the Offered Interest pursuant to the terms of this Section 10.3.

(a)        Limitation on Transfers. No Transfer may be made under this Section 10.3 unless the Seller has received a bona fide written offer (the "Purchase Offer") from a Person (the "Purchaser") to purchase the Offered Interest for a purchase price (the "Offer Price") according to specified terms, with or without interest, which offer shall be in writing signed by the Purchaser and shall be irrevocable for a period ending no sooner than the day following the end of the Offer Period, as defined below.

(b)       Offer Notice. Prior to making any Transfer that is subject to the terms of this Section 10.3, the Seller shall give to the Company and each Member written notice (the "Offer Notice") which shall include a copy of the Purchase Offer.

(c)       Right to Purchase Offered Interest; Offer Period. The Company and the other Member (the "Other Member") shall have the right to purchase the Offered Interest (the "Right to Purchase") in accordance with Section 1O.3(d) below for a period (the "Offer Period") ending at 11:59 P.M., local time at the Company's principal place of business, on the 90th day following the date of the Offer Notice. The purchase shall be at the price determined in accordance with Section 1O.3(e) below (the "Purchase Price") and shall be payable in cash at the closing of the purchase; provided, however, that if the price stated in the Purchase Offer is less than the price determined in accordance with Section 10.3(e) below, then the Company and the other Member shall be entitled to purchase the Offered Interest at the price stated in the Purchase Offer, to be paid on the terms set forth in the Purchase Offer.

(d)       Exercise of Right to Purchase. At any time during the first 30 days of the Offer Period, the Company shall have the right to purchase all or any portion of the Offered Interest, by giving written notice to the Seller and the Other Member, which notice shall indicate the maximum portion of the Offered Interest that the Company is willing to purchase. If the Company does not notify the Other Member of a willingness to acquire all of the Offered Interest (the portion of the Offered Interest not to be purchased by the Company to be referred to below as the "Remaining Offered Interest"), at any time during the remainder of the Offer Period, any Other Member shall have the right to purchase all or any portion of the Remaining Offered Interest, by giving written notice to the Seller and the Company, which notice shall indicate the maximum portion of the Remaining Offered Interest that the Other Member is willing to purchase. If the Company and the Other Member ("Purchasing Member"), in the aggregate, indicate a willingness to purchase the entire Offered Interest, the Right to Purchase shall be deemed to have been exercised and each Purchasing Member shall be deemed to have accepted that portion of the Remaining Offered Interest that is in proportion to the Purchasing Member' Allocation Percentages, but in the event that a Purchasing Member indicates a willingness to acquire less than the Purchasing Member's full share, any unaccepted portion shall be deemed accepted by the other Purchasing Member who indicated a willingness to acquire more than their proportionate share and accepted in proportion to their respective Allocation Percentages but as before limited by their indications of the maximum amount they are willing to acquire. If the Company and the Purchasing Member do not agree to purchase all of the Offered Interest during the Offer Period, the Right to Purchase shall be deemed not exercised.

(e)       Purchase Price. The Purchase Price shall be determined by multiplying a fraction, the numerator of which is the Capital Interest represented by the Offered Interest and the denominator of which is the aggregate of all Capital Interests, by the value of the Company. The Member shall meet annually to establish the value of the Company. If the Member have established a value of the Company within 24 months prior to the date of the Offer Notice, that value shall be the basis for establishing the Purchase Price. If the Member have not established the value of the Company within the 24 months prior to the date of the Offer Notice and the Member are not otherwise able to agree on the value of the Company, the value of the Company shall be determined by arbitration pursuant to Section 17.11.

(f)        Closing of Purchase of Offered Interest by the Company and the Purchasing Member. If the Right to Purchase is exercised, the closing of the sale of the Offered Interest shall take place within 30 days after the end of the Offer Period, or, if later, the date of closing set forth in the Purchase Offer. The Seller, the Company and all Purchasing Member shall execute the documents and instruments as may be necessary or appropriate to effect the sale of the Offered Interest pursuant to the terms of this Article 10.

(g)       Sale Pursuant to Purchase Offer. If the Right to Purchase is not exercised in the manner provided above, the Seller may sell the Offered Interest to the Purchaser at any time within 60 days after the last day of the Offer Period, provided that the sale shall be made on terms no more favorable to the Purchaser than the terms contained in the Purchase Offer. Such a sale must comply with other terms, conditions, and restrictions of this Agreement that apply to sales of a Person’s interest in the Company and are not expressly made inapplicable to sales occurring under this Section 10.3. If the Offered Interest is not sold in accordance with the terms of the preceding sentence, the Offered Interest shall again become subject to all of the conditions and restrictions of this Section 10.3.

10.4    Prohibited Transfers. Any purported Transfer of a Person's interests in the Company, except in accordance with this Article 10, shall be null and void and of no force or effect whatever; provided that, if the Company is required to recognize a Transfer (or if the Company, in its sole discretion, elects to recognize a Transfer), the interest Transferred shall be strictly limited to the transferor's Economic Rights with respect to the Transferred interests, and distributions shall be first applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or Transferee may owe to the Company.

In the case of a Transfer or attempted Transfer of a Person's interests in the Company, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and the other Member from all costs, liability, and damage that the Company and the other Member may incur (including, without limitation, incremental tax liability and attorneys' fees, costs and expenses) as a result of the Transfer or attempted Transfer and the enforcement of this provision.

10.5    Rights and Obligations Arising Out of Transfers.

(a)       A Transfer of a Person's interest in the Company to a Person who is not a Member does not itself dissolve the Company or entitle the Transferee to become a Member or exercise any Consent Rights. If a Person who is not a Member acquires a Person's interest in the Company but is not admitted as a Substitute Member pursuant to Section 10.6 of this Agreement, the Person shall be entitled only to the Economic Rights with respect to the interests, shall have no right to any information or accounting of the affairs of the Company, and shall not be entitled to inspect the books or records of the Company.

(b)      A transfer of a Member's interest in the Company to a Person who is not a Member shall not cause the Member to cease to be a Member in connection with the assigned interest or cease to have the power to exercise the Consent Rights associated with the assigned interest unless the Transferee or the Transferee's successor or assign becomes a Substitute Member. The Transferee has no liability as a Member solely as a result of the assignment. A Person who assigns an interest in the Company is not released from any liability to the Company solely as a result of the assignment of the Economic Rights.

(c)       An assignment of an interest in the Company by a Member (the "Assigning Member") to any other Member (the "Acquiring Member") shall cause the Acquiring Member's Membership Interest to increase to the extent of the assigned interest (including both Economic Rights and Consent Rights) and the Assigning Member's Membership Interest to decrease to the extent of the assigned interest. If a Member acquires an interest in the Company from a Transferee, the Member shall acquire both the Economic Rights with respect to the interest and the Consent Rights with respect to the interest, and the Consent Rights of the Member from whom the Transferee's interest was obtained shall decrease accordingly. If all of an Assigning Member's interests in the Company are assigned to one or more Acquiring Member, the assignment shall constitute a Cessation of the Assigning Member subject to Article 12 hereof. The Assigning Member shall not be released from liabilities to the Company, including without limitation Contribution obligations, but notwithstanding this the Acquiring Member shall be liable for any obligation to make Contributions with respect to the interest in the Company that the Acquiring Member so acquires.

(d)        If a court of competent jurisdiction charges a Membership Interest with the payment of an unsatisfied amount of a judgment with interest, to the extent so charged the judgment creditor shall be treated as a Transferee.

10.6    Acceptance of Transferee as Substitute Member.

(a)        Except as otherwise provided in this Agreement, a Transferee may be admitted to the Company as a Substitute Member, with all of the Consent Rights of a Member, to the extent Transferred, only upon satisfaction of all of the conditions set forth below in this Section 10.6.

(1)    The Member consent to the admission, which consent may be given or withheld in the sole and absolute discretion of the Member.

(2)     The Transferee shall become a party to this Agreement as a Member by executing the documents and instruments the Manager may reasonably require to confirm the Transferee as a Member in the Company and the Transferee's agreement to be bound by the terms and conditions of this Agreement.

(3)     The Transferee shall pay or reimburse the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the Transferee as a Member with respect to the Transferred interests.

(4)     The Transferee shall provide the Company with evidence satisfactory to counsel for the Company that the Transferee has made each of the representations and undertaken each of the warranties contained in the documents and instruments referred to in Section 10.6(a)(2) above.

(5)     If the Transferee is not an individual of legal majonty, the Transferee shall provide the Company with evidence satisfactory to counsel for the Company of the authority of the Transferee to become a Member and to be bound by the terms and conditions of this Agreement.

(b)       A Transferee who becomes a Substitute Member has, to the extent of the interests assigned, the rights and powers and is subject to the restrictions and liabilities of a Member under the Act, the Articles and this Agreement, and, to the extent of the interests assigned, is also liable for any obligations of the transferor to make Contributions, but is not obligated for liabilities reasonably unknown to the Transferee at the time the Transferee becomes a Member.

(c)       Neither the Member nor any subsequent transferor is released from any liability to the Company by virtue of a Transfer in which the Transferee becomes a Substitute Member even if the Member whose Membership Interest is being transferred ceases to be a Member by virtue of the act, but the Member ceases to be a Member when one or more Transferees become Substitute Member with respect to the Member's entire Membership Interest.

10.7    Distributions and Allocations Re: Transfers. If any Person's interest in the Company is Transferred during any Fiscal Year in compliance with the provisions of this Article 10, profits, losses, each item thereof, and all other items attributable to the interest for the Fiscal Year shall be divided and allocated between the transferor and the Transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Manager. All distributions on or before the date of the Transfer shall be made to the transferor, and all distributions thereafter shall be made to the Transferee. Solely for purposes of making the allocations and distributions, the Company shall recognize the Transfer not later than the end of the calendar month during which it receives notice of the Transfer, provided that, if the Company receives notice of a Transfer at least ten Business Days prior to the Transfer, the Company shall recognize the Transfer as the date of the Transfer. If the Company does not receive notice of the date the interest was Transferred and the other information the Manager may reasonably require within 30 days after the end of the Fiscal Year during which the Transfer occurs, then all the items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the interest on the last day of the Fiscal Year during which the Transfer occurs. Neither the Company nor the Manager shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.7, whether or not the Manager or the Company has knowledge of any Transfer of ownership of any interest.

ARTICLE 11
ARTICLE 11 INTENTIONALLY LEFT BLANK

ARTICLE 12
CESSATION OF MEMBERSHIP

12.1    Cessation. A Person or entity shall cease to be a Member upon the happening of any of the following events:

(a)       The withdrawal of a Member pursuant to Section 12.2;

(b)       The expulsion of a Member pursuant to Section 12.3;

(c)       The Bankruptcy of a Member;

(d)       In the case of a Member that is an Entity other than a corporation or a trust, the dissolution and commencement of winding up of the Entity;

(e)        In the case of a Member that is a corporation, the filing of articles of dissolution or their equivalent for the corporation, or the revocation of its charter; or

(f)        Transfer of a Member's entire Membership Interest to one or more Member or to one or more Transferees together with the acceptance of the Transferees as Substitute Member.

12.2    Withdrawal. A Member may not voluntarily withdraw from the Company.

12.3    Expulsion. A Member may be expelled from the Company upon a unanimous determination by the Member that the Member has been guilty of wrongful conduct that adversely and materially affects the business or affairs of the Company, or has willfully and persistently committed a material breach of the Articles or this Agreement, or otherwise breached a duty owed to the Company or the other Member, to the extent that it is not reasonably practicable to carry on the business or affairs of the Company with the Member. In the event a Member determines that another Member has committed any of the above actions, yet unanimity cannot be obtained, the non-violating Member may seek to have such expulsion determination made by an arbitrator pursuant to Section 17.11. An expelled Member shall be treated as having withdrawn from the Company on the date of the expulsion determination and withdrawn not in breach of this Agreement.

12.4    Rights upon Cessation. If any Person ceases to be a Member for any reason other than a Transfer described in Section 12.1(D, the following shall apply:

(a)        The Person shall be treated as a Transferee from the date of Cessation until the time the Person has received all distributions to which the Person is or may be due under this Agreement.

(b)       If the business and affairs of the Company are wound up under Article 13, the Person shall be entitled to participate in the winding up of the Company to the same extent as any Member except that any distributions to which the Person would have been entitled shall be reduced by the damages sustained by the Company as a result of the Dissolution and winding up.

(c)       If the Cessation does not cause winding up of the Company under Article 13, the Person shall be entitled to an amount equal to the value of the Person's Economic Rights, to be paid within a reasonable time of the date of Cessation. Notwithstanding the foregoing, the Manager may pay the value of the Person's Economic Rights over a period not to exceed five years (plus interest at the Default Interest Rate). The value of the Person's Economic Rights shall include the amount of any distributions to which the Person is entitled under this Agreement and the fair market value of the Person's Economic Rights determined in accordance with Section l2.4(d), reduced by any damages sustained by the Company as a result of the Cessation.

(d)       The fair market value of the Person's Economic Rights shall be based upon the Person's right thereafter to share in distributions from the Company when and as made. If the Member are not otherwise able to agree on a value, it shall be determined by arbitration pursuant to Section 17.11.

ARTICLE 13
DISSOLUTION AND WINDING UP

13.1    Covenant Not to Cause Dissolution. The Member hereby covenants and agrees not to take any voluntary action that would cause the Company to dissolve and notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

13.2    Dissolution Events. The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following Dissolution Events:

(a)       The sale of all or substantially all of the Company Property;

(b)       The unanimous vote of all the Member and Manager(s) to dissolve, wind up, and liquidate the Company; or

(c)       The happening of any other event that makes it unlawful, impossible, or impractical to carry on the business of the Company.

Notwithstanding anything in ORS 63.621 to the contrary and except for the events which may cause judicial and administrative dissolution under ORS 63.621, the foregoing events are the exclusive events which may cause the Company to dissolve.

13.3    Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Member, and no Member shall take any action that is inconsistent with, unnecessary to, or inappropriate for, the winding up of the Company's business and affairs. To the extent not inconsistent with the foregoing, all obligations in this Agreement shall continue in full force and effect until the Company Property has been distributed pursuant to this Section 13.3. The Manager shall be responsible for overseeing the winding up and dissolution of the Company, shall take full account of the Company's liabilities and Property, shall cause the Company Property to be liquidated as promptly as is consistent with obtaining the fair value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the following order:

(a)        First, to the payment and discharge of all of the Company's debts and liabilities to creditors other than Member or their Transferees;

(b)       Second, to the payment and discharge of all of the Company's debts and liabilities to Member or their Transferees;

(c)       Third, to the Member to the extent of each Member's positive balance in its Capital Account, after giving effect to all Contributions, distributions, and allocations for all periods; and

(d)       Finally, the balance, if any, to the Member in proportion to their respective Allocation Percentages.

No Manager shall receive any additional compensation for any services performed pursuant to this Article 13.

13.4    Compliance with Regulations. If the Company is "liquidated" within the meaning of Regulations Section 1.704(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the Member who have positive Capital Accounts in compliance with Regulations Section 1.704(b)(2)(ii)(b)(2). If any Member has a deficit Capital Account balance (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which the liquidation occurs), the Member shall have no obligation to make any Contribution with respect to the deficit, and the deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Manager, a pro rata portion of the distributions that would otherwise be made to the Member pursuant to this Article 13 may be:

(a)        Distributed to a trust established for the benefit of the Member for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any trust shall be distributed to the Member from time to time, in the reasonable discretion of the Manager, in the same proportions as the amount distributed to the trust by the Company would otherwise have been distribution to the Member pursuant to Section 13.3 of this Agreement; or

(b)       Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that the withheld amounts shall be distributed to the Member as soon as practicable.

13.5    Deemed Distribution and Re-contribution. Notwithstanding any other provision of this Article 13, if the Company is liquidated within the meaning of Regulations Section 1.704(b)(2)(ii)(g) but no Dissolution Event has occurred, the Company Property shall not be liquidated, the Company's liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have distributed the Company Property in kind to the Member, who shall be deemed to have assumed and taken subject to all Company liabilities, all in accordance with Section 13.3. Immediately thereafter, the Member shall be deemed to have re-contributed the Property in kind to the Company, which shall be deemed to have assumed and taken subject to all liabilities.

13.6    Rights of Member. Except as otherwise provided in this Agreement,

(a)        Each Member shall look solely to the assets of the Company for the return of Contributions and shall have no right or power to demand or receive property other than cash from the Company; and

(b)       No Member shall have priority over any other Member as to the return of Contributions, distributions, or allocations.

13.7    Notice of Dissolution. If a Dissolution Event occurs or an event occurs that would result in a dissolution of the Company, the Manager shall, within 30 days thereafter, provide written notice thereof to each of the Member and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Manager) and, if the Manager deems appropriate, shall publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business.

ARTICLE 14
TAXES

14.1    Elections. The Manager may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company, including but without limitation, elections:

(a)       To adjust the basis of Company Property pursuant to Code Sections 754, 734(b), and 743(b), or comparable provisions of state or local law, in connection with transfers of interests in the Company and Company distributions;

(b)       With the consent of the Member, to extend the statute of limitations for assessment of tax deficiencies against Member with respect to adjustments to the Company's federal, state, or local tax returns; and

(c)       To the extent provided in Code Sections 6221 through 6231, to represent the Company and the Member, in their capacities as Member, before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company, and to file any tax returns and to execute any agreements or other documents relating to or affecting the tax matters, including agreements or other documents that bind the Member with respect to the tax matters or otherwise affect the rights of the Company and the Member.

14.2   Tax Matters Partner. Steven Lemma shall be designated as the tax matters partner of the Company pursuant to Code Section 6231(a)(7) or, if the Manager is not eligible to act as tax matters partner, the Manager shall designate a Member as the tax matters partner of the Company pursuant to Code Section 6231(a)(7). Any Member designated as tax matters partner shall take the action as may be necessary to cause each other Member to become a notice partner within the meaning of Section 6223 to the Code. Any Member who is designated tax matters partner may not take any action contemplated by Code Sections 6222 through 6232 without the consent of the Manager.

ARTICLE 15
BOOKS, RECORDS AND ACCOUNTINGS

15.1    Books and Records. At the expense of the Company, the Manager shall maintain records and accounts of all operations and expenditures of the Company. At a minimum the Company shall keep at its principal place of business the following records:

(a)        A current list of the full name and last known business, residence, or mailing address of each Member, both past and present;

(b)        A copy of the Articles and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

(c)        Copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent years;

(d)        Copies of the Company's currently effective written operating agreement and all amendments thereto, copies of any writings permitted or required under the Act and copies of any financial statements of the Company for the three most recent years;

(e)        Minutes of every meeting of the Member and any written consents obtained from the Member or the Manager for actions taken without a meeting; and

(f)        A statement prepared and certified as accurate by the Manager which describes the amount of cash and a description and statement of the agreed value of other Property or consideration contributed by each Member and which each Member has agreed to contribute in the future, the times at which or events upon the occurrence of which any additional Contributions agreed to be made by each Member are to be made, and if agreed upon, the time at which or the events upon the occurrence of which the Company is dissolved and its affairs wound up.

15.2    Reports. The Manager shall provide reports at least annually to the Member at the time and in the manner the Manager may determine reasonable. In addition, if the Company indemnifies or advances expenses to the Manager in connection with a proceeding by or in the right of the Company, the Company shall report the indemnification or advance in writing to the Member.

ARTICLE 16
AMENDMENT

Generally.  This Agreement may be amended, restated or modified from time to time only by a written instrument adopted by the Member, and only upon a vote by a vote pursuant to Section 3.4(c), above. No Member shall have any vested rights in this Agreement that may not be modified through an amendment to this Agreement. Notwithstanding anything contained in this Agreement to the contrary, no amendment may:

(a)        Increase the obligations or change the Contributions required of any Member or modify the limited liability of any Member without the consent of the Member; or

(b)       Modify any provision hereof that requires a greater than Supermajority Member consent without the consent of the Member at least equal to the vote required by the provision.

ARTICLE 17
MISCELLANEOUS

17.1    Application of Oregon Law. This Agreement shall be governed exclusively by its terms and by the laws of Oregon.

17.2    Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

17.3    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

17.4    Execution of Additional Instruments. Each Member agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

17.5    Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement.

17.6    Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements contained in this Agreement shall be binding upon and inure to the benefit of the parties and, to the extent permitted by this Agreement, their heirs, representatives, successors and assigns.

17.7    Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the appropriate parties as the addresses appear on the books of the Company or if sent by facsimile transmission to the party using the facsimile number provided by the party. Except as otherwise provided in this Agreement, any notice shall be deemed to be given on the date of personal delivery or three business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as described in this Section; or, if delivered by facsimile transmission, upon confirmation by the transmitting facsimile device of successful transmission.

17.8    Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of anyone right or remedy by any party shall not preclude or waive the right to use any or all other remedies. These rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

17.9    Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement shall not be affected and shall be enforceable.

17.10   Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

17.11  Arbitration. If any controversy or claim arising out of this Agreement or the parties’ relationship cannot be settled, the controversy or claim shall be settled by final and binding arbitration. The parties shall submit any dispute to a single arbitrator for decision, unless they are unable to agree on a single arbitrator, in which event each party shall select a single arbitrator and the two arbitrators shall select a third arbitrator. The arbitration shall be conducted procedurally in accordance with the rules of the Arbitration Service of Portland, but the Arbitration Service of Portland shall not be involved in the administration of the arbitration. The arbitrator’s award shall be final and binding to the fullest extent permitted by law. Judgment on the award may be entered in any court having jurisdiction. Nothing in this Agreement, however, shall prevent a Member or the Company from resort to a court of competent jurisdiction in those instances where injunctive relief may be appropriate or for purposes of expelling a Member or collecting delinquent Contributions.

17.12  Attorney Fees. If arbitration is instituted to enforce or determine the parties' rights in connection with the Company or duties arising out of the terms of this Agreement or the parties' relationship or a suit or action related to this Agreement is brought, the prevailing party shall recover from the losing party reasonable attorney fees incurred in the proceeding. The determination of who is the prevailing party and the amount of reasonable attorney fees to be paid to the prevailing party shall be decided by the arbitrator(s) (with respect to attorney fees incurred prior to and during arbitration proceedings) and by the court or courts, including any appellate court, in which the matter is tried, heard, or decided, including the court which hears any exceptions made to an arbitration award submitted to it for confirmation as a judgment (with respect to attorney fees incurred in the confirmation proceedings).

17.13  Time of Essence. Time is of the essence for each and every obligation and covenant under this Agreement.

17.14  Entire Agreement. This Agreement and any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter of this Agreement. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to in the documents. This Agreement and the documents supersede all prior agreements and understandings among the parties with respect to the subject matter of this Agreement.

17.15  Representation. This Agreement has been prepared by James C. Huber, attorney at law, representing Mychol Robirds and Steven Lemma only. James C. Huber has not made any representations or undertaken to provide any legal advice to any Member, Manager or potential Member regarding the impact or legal effect of this Agreement on any individual Member except for Steven Lemma and Mychol Robirds; All other Member and Managers have been advised and given ample opportunity to seek their own separate legal advice regarding this Agreement from their individual lawyers and its legal effect on their rights and confirm, by signing below, that they have in fact done so.

PAYPROTEC OREGON, LLC d/b/a SECURUS PAYMENTS

By:
T.A. “Kip” Hyde Jr., Manager

Steven Lemma, Manager

Mychol Robirds, Manager

Excel Corporation, Member

By:
Robert Winspear, Secretary of Excel and Manager

EXHIBIT A
MEMBER INITIAL CONTRIBUTIONS

	Initial	Allocation	Voting
Names and Addresses	Contributions	Percentage	Percentage

Excel Corporation		100%	100%

Total:	$0	100%	100%

EXHIBIT 1
DEFINITIONS

The following terms used in the Agreement shall have the following meanings (unless otherwise expressly provided in this Exhibit or Agreement);

1.1      "Act" shall mean the Oregon Limited Liability Company Act, as may be amended from time to time.

1.2       "Additional Member" shall mean a Member, other than a Member initially signing this Agreement, who has acquired a Membership Interest in the Company.

1.3      "Adjusted Contributions" shall mean, as of any day, a Member's Contributions adjusted as follows:

(a)       Increased by the amount of any Company liabilities which, in connection with distributions pursuant to Sections8.3 and 13.3(c) of the Agreement, are assumed by the Member or are secured by any Company Property distributed to the Member;

(b)      Increased by any amounts actually paid to the Member to any Company lender pursuant to the terms of any Assumption Agreement; and

(c)      Reduced by the amount of cash and the Gross Asset Value of any Company Property distributed to the Member pursuant to Sections 8.3 and 13.3(c) of the Agreement and the amount of any liabilities of the member assumed by the Company or which are secured by any Property contributed by the Member to the Company.

In determining the amount of any liability for the purpose of this definition, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations, and in the event of a Transfer of all or any portion of a Person's Economic Rights in accordance with the terms of this Agreement, the Transferee shall succeed to the Adjusted Contributions of the Person to the extent it relates to the Transfer of the Person's Economic Rights.

1.4      "Adjusted Deficit" shall mean, with respect to any Member, the deficit balance, if any, in the Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a)      The Capital Account shall be increased by any amounts which the Member is obligated to restore pursuant to any provision of the Agreement or is deemed to be obligated to restore pursuant to the next to the last sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)      The Capital Account shall be decreased by the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1 (b)(2)(ii)(d)(S) and 1.704-1 (b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

1.5      "Admission Agreement" shall mean the agreement between a Member and the Company described in Section 9.1 of the Agreement.

1.6      "Affiliate" shall mean, with respect to any Person,

(a)      Any Person directly or indirectly controlling, controlled by, or under common control with the Person,

(b)      Any Person owning or controlling 10 percent or more of the outstanding voting interests of the Person,

(c)      Any officer, director, or manager of the Person, or

(d)      Any Person who is an officer, director, manager, trustee, or holder of 10 percent or more of the voting interest of any Person described in clauses (a) through (c) of this section.

For purposes of this definition, the term "controls," "is controlled by," or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.7      "Agreement" shall mean this Operating Agreement as originally executed and as amended or restated from time to time.

1.8      "Allocation Percentage" shall mean a Person's ownership percentage for purposes of allocation of profits, losses, and distributions, as shown on Exhibit A, as it may be adjusted from time to time.

1.9      "Articles" shall mean the Articles of Organization of the Company filed with the Secretary of State of Oregon, as the same may be amended or restated from time to time.

1.10    "Bankruptcy" shall mean, with respect to any Person, bankruptcy as defined in ORS 63.001(3).

1.11    "Business Day" shall mean any day other than Saturday, Sunday or any legal holiday observed in Oregon.

1.12    "Capital Account" shall mean the account maintained with respect to a Member determined in accordance with Section 6.3 of the Agreement.

1.13    "Capital Interest" shall mean a Person's Capital Account as it may be adjusted from time to time.

1.14    "Cessation" shall mean any action which causes a Person to cease to be a Member as described in Article 12 of the Agreement.

1.15    "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

1.16    "Company" shall refer to B & T Enterprises LLC.

1.17    "Company Property" shall mean any Property owned by the Company.

1.18    "Confidential Information" means information or material proprietary to Mychol Robirds, and/or Steven Lemma, or their respective affiliates, or proprietary to others and entrusted to them or their affiliates, whether written or oral, tangible or intangible, which a Member obtains knowledge of through or as a result of the Member's activities on behalf of the Company. Confidential Information may include, without limitation, data, know how, trade secrets, designs, plans, drawings, specifications, reports, customer and supplier lists, pricing information, and marketing techniques and materials, whether related to Payprotec Oregon, LLC, Mychol Robirds, and/or Steven Lemma, or their affiliates past, present, or future business activities. Confidential Information may also include the terms of this Agreement.

1.19    "Consent Right" shall mean the right of a Member to participate in the management of the Company, including the rights to information and to consent to or approve of actions of the Member.

1.20    "Contributing Member" shall mean those Member making Contributions as a result of the failure of a Delinquent Member to make Contributions as described in Article 6 of the Agreement.

1.21    "Contribution" shall mean the amount of money and the initial Gross Asset Value of any Property (other than money) or the fair market value of services contributed or to be contributed to the Company by a Member for the Member's Membership Interest.

1.22    "Delinquent Member" shall mean a Member or Transferee who has failed to fulfill a Contribution obligation.

1.23    "Dissolution Event" shall mean any of the events identified in Section 13.2 of the Agreement.

1.24    "Economic Rights" shall mean, with respect to any Membership Interest, a Person's share of the profits, losses, capital and distributions of Company Property pursuant to the Act, the Articles and the Agreement, but shall not include any Consent Rights.

1.25    "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

1.26    "Fiscal Year" shall mean the Company’s fiscal year, which shall be determined pursuant to Code Section 706.

1.27    "Gross Asset Value" shall mean an asset's adjusted basis for federal income tax purposes, except as follows:

(a)      The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of the asset, as determined by the contributing Member and the Manager;

(b)      The Gross Asset Value of all assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times:

(l)         The acquisition of an additional interest in the Company by any new or existing member in exchange for more than a de minimis Contribution;

(2)        The distribution by the Company to a Member of more than a de minimis amount of Property as consideration for an interest in the Company; and

(3)       The liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (1) and (2) above shall be made only if the Manager reasonably determine that the adjustments are necessary or appropriate to reflect the relative Economic Rights of the Member;

(c)      The Gross Asset Value of any asset distributed to any Member shall be adjusted to equal the gross fair market value of the asset on the date of distribution as determined by the distributee and the Manager;

(d)     The Gross Asset Value of assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of the assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that the adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704(b)(2)(iv)(m) and Section 1.45(f) of this Exhibit; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section 1.28(d) to the extent the Manager determines that an adjustment pursuant to Section 1.28(b) of this Exhibit is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.28(d).

If the Gross Asset Value of any asset has been determined or adjusted pursuant to Section 1.28(a), Section 1.28(b), or Section 1.28(d) of this Exhibit, the Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to the asset for purposes of computing Profits and Losses.

1.28    "Initial Member" shall mean those Persons identified in attached Exhibit A who have executed the Agreement.

1.29    "Majority" shall mean, with respect to the Member or the remaining Member, greater than 50 percent, in terms of Voting Percentage, of all the Member or all the remaining Member; provided however, in the case of a meeting of the Member at which a quorum is present, "Majority" shall mean greater than 50 percent, in terms of Voting Percentage, of the Member or remaining Member who are present, in person or by proxy at the meeting. Supermajority shall mean greater than 91 percent, in terms of Voting Percentage of all Member.

1.30    "Manager" shall mean a Person designated or selected to manage the affairs of the Company under Article 4 of the Agreement.

1.31    "Member" shall mean each of the parties identified in attached Exhibit A who executes this Agreement and each of the parties who may hereafter become Additional or Substitute Member.

1.32    "Member Nonrecourse Debt" shall have the meaning set forth in Section 1.704-2(b )(4) of the Regulations for "partner nonrecourse debt".

1.33    "Member Nonrecourse Debt Minimum Gain" shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

1.34    "Member Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2(i)(I) and 1.704-2(i)(2) of the Regulations for "partner nonrecourse deductions".

1.35    "Membership Interest" shall mean a Member's entire interest in the Company including the Member's Economic Rights and Consent Rights.

1.36    "Net Cash From Operations" shall mean the gross cash proceeds from Company operations (including sales and dispositions of Company Property in the ordinary course of business) less the portion thereof used to payor establish reserves for all Company expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the Member. "Net Cash From Operations" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established pursuant to the first sentence of this Section 1.36 and Section 1.37 of this Exhibit.

1.37    "Net Cash From Sales or Refinancings" shall mean the net cash proceeds from all sales and other dispositions (other than in the ordinary course of business) and all refinancings of Company Property, less any portion thereof used to establish reserves, all as determined by the Member. "Net Cash From Sales or Refinancings" shall include all principal and interest payments with respect to any note or other obligation received by the Company in connection with sales and other dispositions (other than in the ordinary course of business) of Company Property.

1.38    "Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(b)( I) of the Regulations.

1.39    "Nonrecourse Liability" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

1.40    "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of the "Person" where the context so permits.

1.41    "Profits" and "Losses" shall mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for the Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)      Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.41 shall be added to the taxable income or loss;

(b)     Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.41 shall be subtracted from the taxable income or loss;

(c)      If the Gross Asset Value of any Company asset is adjusted pursuant to Section 1.27 (b) or Section 1.27(c) of this Exhibit, the amount of the adjustment shall be taken into account as gain or loss from the disposition of the asset for purposes of computing Profits or Losses;

(d)      Gain or loss resulting from any disposition of Company Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Company Property disposed of, notwithstanding that the adjusted tax basis of the Property differs from its Gross Asset Value;

(e)      In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing the taxable income or loss, there shall be taken into account depreciation for the Fiscal Year;

(f)      To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member's Economic Rights, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

1.42    "Property" shall mean any property, real or personal, tangible or intangible, including money and any legal or equitable interest in the property, but excluding services and promises to perform services in the future.

1.43    "Regulations” shall mean proposed, temporary and final regulations promulgated under the Code in effect as of the date of filing the Articles and the corresponding sections of any regulations subsequently issued that amend or supersede the regulations.

1.44    "Substitute Member" shall mean a Person who would otherwise be a Transferee but who has been admitted to all of the rights of Membership (including Consent Rights) as to the portion of a Member's Membership Interest being Transferred; provided however, it shall not include an existing Member who increases the Member's interest by acquiring an interest in the Company from another Person.

1.45    "Transferee" shall mean the owner of Economic Rights who is not a Member and, as such, has no Consent Rights.

1.46    "Transfer" shall mean, as a noun, any voluntary or involuntary transfer, sale, or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, or otherwise dispose of.

1.47    "Voting Percentage" shall mean a Person's ownership percentage for purposes of voting or exercising such Person's Consent Rights, as shown in the attached Exhibit A as it shall be adjusted from time to time.

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